Exhibit 6.3

Fifth Amendment to

Loan and Security Agreement

ExWorks Capital Fund I, L.P., a Delaware limited partnership (“Lender”) and Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, High Times Press, Inc., a New York corporation, and Culture Pub, Inc., a Delaware corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), enter into this Fifth Amendment to Loan and Security Agreement (this “Fifth Amendment”) on September 4, 2018.

Background

A.       Borrowers and Lender are parties to a Loan and Security Agreement dated as of February 27, 2017 (as amended, the “Loan Agreement”). Unless defined in this Fifth Amendment, capitalized terms have the meanings set forth in the Loan Agreement and references to “Sections” are to sections of the Loan Agreement.

B.       Borrowers have requested certain amendments to the Loan Agreement and that Lender consent to certain actions taken by Borrowers.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1.            Amendments. The following definition is added to Section 2 in the appropriate alphabetical order:

“Fifth Amendment” means the Fifth Amendment to Loan and Security Agreement, dated on or about September 4, 2018.

2.            Repayment of Fourth Amendment Additional Advance. Section 2 of the Fourth Amendment is amended in its entirety to read as follows:

2. Repayment of Additional Advance. The additional advance of $1,200,000 made under this Fourth Amendment is due and payable by Borrowers on or before September 14, 2018.

3.            Consent of Lender. The Borrowers have informed Lender that Parent has formed a new wholly owned subsidiary, Culture Pub, Inc., a Delaware corporation (“Culture”) and wishes to acquire, through Culture, certain assets from Southland Publishing, Incorporated (“Southland”), pursuant to the terms of the Asset Purchase Agreement (the “Southland Purchase Agreement”), dated June 8, 2018, between Culture and Southland (the “Transaction”). Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, but subject to the terms of this Fifth Amendment, Lender consents to the Transaction.

4.            Joinder of an additional Borrower. Culture:

(a)                     Agrees that all references to Borrowers in the Loan Documents will include Culture;

(b)                     Agrees that it will have and hereby assumes all obligations of, makes all representations and warranties made by, and grants Lender the other rights and remedies granted by, the other Borrowers under the Loan Documents as if it was a signatory and party to each Loan Document that the other Borrowers are a party to;

(c)                     Grants Lender a security interest in its Collateral to secure the Obligations; and

(d)                     Agrees that it will execute and deliver to Lender an Intellectual Property Security Agreement in form and substance acceptable to Lender (the “Culture Intellectual Property Security Agreement”).

5.            Conditions Precedent. This Fifth Amendment will be of no force or effect unless:

(A).           Guarantor executes and delivers the Reaffirmation attached as Exhibit A;

(B).            Parent executes and delivers to Lender a Pledge Agreement, that among other things, pledges all of Parent’s equity interest in Culture to Lender; and

(C).            Culture executes and delivers to Lender the Culture Intellectual Property Security Agreement.

6.            General Terms.

(a)         The Borrowers (including Culture) each acknowledge and agree that the consent contained herein is a limited, specific and one-time consent as described above, and shall not entitle the Borrowers to any consent, waiver, amendment, modification or other change to, of or in respect of any provision of any of the Loan Documents in the future in similar or dissimilar circumstances.

(b)         Except as amended hereby, each Borrower reaffirms and ratifies all of its obligations under the Loan Agreement and remakes, as of the date of this Fifth Amendment, all representations and warranties in the Loan Agreement. Each Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) each Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Disclosure Schedule is true and accurate as of the date of this Fifth Amendment, and (iv) the Schedules attached to the Intellectual Property Security Agreement executed by Borrowers and Lender as of February 27, 2017 are true and accurate as of the date of this Fifth Amendment.

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(c)         This document contains the entire agreement of the parties in connection with the subject matter of this Fifth Amendment and cannot be changed or terminated orally.

(d)         The individuals signing on behalf of each of the parties represents that all necessary company action to authorize them to enter into this Fifth Amendment has been taken, including, without limitation, any board of directors or shareholder approvals or resolutions necessary to authorize execution of this Fifth Amendment.

(e)         This Fifth Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(f)          If there is an express conflict between the terms of this Fifth Amendment and the terms of the Loan Agreement, the terms of this Fifth Amendment will govern and control.

(g)         This Fifth Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement.

(h)         Each Borrower hereby waives, discharges, and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Fifth Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Lender’s administration of debt evidenced by the Agreement or otherwise.

[End of Fifth Amendment to Loan and Security Agreement – Signature page follows]

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The undersigned have caused this Fifth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER:

EXWORKS CAPITAL FUND I, L.P.,

a Delaware limited partnership

By:	/s/ Andrew D. Hall
Andrew D. Hall
Chief Credit Officer

BORROWERS:

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

TRANS-HIGH CORPORATION,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

HIGH TIMES PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

CANNABIS BUSINESS DIGITAL, LLC,
a New York limited liability company

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

[Second Signature page to Fifth Amendment to Loan and Security Agreement]

HIGH TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

HEMP TIMES, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

PLANET HEMP, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

THE HEMP COMPANY OF AMERICA, INC.,
a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

[Second Signature page to Fifth Amendment to Loan and Security Agreement]

HIGH TIMES CANNEX CORP.,

a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

HIGH TIMES PRESS, INC.,

a New York corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

CULTURE PUB, INC.,
a Delaware corporation

By:	/s/ Adam Levin
Adam Levin
Chief Executive Officer

[Second Signature page to Fifth Amendment to Loan and Security Agreement]

EXHIBIT A

REAFFIRMATION OF LOAN DOCUMENTS

While not a party to the foregoing Fifth Amendment to Loan and Security Agreement (the “Amendment”), the undersigned guaranteed payment of the obligations of Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation (“Trans-High”), High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Company of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent and Trans-High, the “Borrowers” or individually, a “Borrower”), owing to ExWorks Capital Fund I, L.P (“Lender”) pursuant to the terms of a Limited Guaranty dated as of February 27, 2017 (the “Guaranty”). To induce Lender to enter into the Amendment, the undersigned, acting solely in his capacity as the trustee of the AEL Irrevocable Trust and not in his individual capacity, (1) acknowledges and agrees that the Guaranty remains in full force and effect and is hereby ratified, confirmed and approved; (2) consents to all of the terms and conditions of the Amendment; (3) acknowledges and agrees that the Guaranty covers all Obligations; and (4) acknowledges and agrees that the fact that Lender has sought this reaffirmation does not create any obligation, right, or expectation that Lender will seek their consent to or reaffirmation with respect to any other or further agreements or modifications to the relationship between Lender and Borrowers or any other party.

AEL IRREVOCABLE TRUST AGREEMENT

By:	/s/ Edwin Hur
Edwin Hur, Trustee

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA )

) ss.

COUNTY OF ________________ )

On _______________________ before me, ________________, a Notary Public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_______________________________________

Signature of Notary Public